Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-208110 and 333-163855 on Forms S-3 and S-1 respectively, of our report dated June 29, 2018, appearing in this Annual Report on Form 11-K of the LNL Agents’ 401(k) Savings Plan for the year ended December 31, 2017.

/s/ Mitchell & Titus, LLP

Philadelphia, Pennsylvania

June 29, 2018

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